UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Dynex Capital, Inc. (the “Company”) held its annual meeting of shareholders on May 19, 2015 (the “2015 Annual Meeting”), at which three proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the 2015 Annual Meeting filed with the Securities and Exchange Commission on April 8, 2015 (the “2015 Proxy Statement”). A quorum of the Company’s common shares was present for the 2015 Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

Proposal 1 - Shareholders elected seven directors to serve for a one-year period until the 2016 Annual Meeting of Shareholders and until their successors have been elected and duly qualified. The name of each director elected and the votes cast for such individuals are set forth below:

Name	For	Withheld	Broker Non-Votes
Thomas B. Akin	26,641,239	538,389	21,444,398
Byron L. Boston	26,648,565	531,063	21,444,398
Michael R. Hughes	26,657,662	521,965	21,444,398
Barry A. Igdaloff	26,693,060	486,567	21,444,398
Valerie A. Mosley	26,706,779	472,849	21,444,398
Robert A. Salcetti	26,724,411	455,216	21,444,398
James C. Wheat, III	26,664,706	514,921	21,444,398

Proposal 2 - Shareholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers, as disclosed in the 2015 Proxy Statement. The votes regarding Proposal 2 were as follows:

For	Against	Abstentions	Broker Non-Votes
23,073,465	3,864,805	241,357	21,444,398

Proposal 3 - Shareholders approved a proposal to ratify the Company’s selection of BDO USA, LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2015. The votes regarding Proposal 3 were as follows:

For	Against	Abstentions	Broker Non-Votes
47,785,242	565,303	273,481	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	May 21, 2015	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer